                                                                    EXHIBIT 5.1

                     [LETTERHEAD OF MCKESSON CORPORATION]

April 29, 1997

The Board of Directors
McKesson Corporation
McKesson Plaza
One Post Street
San Francisco, California 94104

Ladies and Gentlemen:

  I am General Counsel of McKesson Corporation, a Delaware corporation (the "Company"), and have acted in such capacity in connection with the issuance of 2,791,738 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company to Kelso Investment Associates IV, L.P., Kelso Equity Partners II, L.P., Chase Equity Associates, L.P., John Rutledge Partners, L.P., Princes Gate Investors, L.P., Acorn Partnership I, L.P., PGI Investments Limited, PGI Sweden AB, Gregor Von Opel, The Louis and Patricia Kelso Trust, William A. Marquard, The Frank T. Nickell IRA, David M. Roderick, George L. Shinn, Steven B. Nielsen, F. De Wight Titus and Donald B. Garber (collectively, the "Selling Stockholders").

  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

  In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction of (i) the Registration Statement on Form S-3 as filed with the Securities and Exchange Commission (the "Commission") on April 29, 1997 (the "Registration Statement"); (ii) the Agreement and Plan of Merger, dated as of January 28, 1997 (the "Merger Agreement"), by and among the Company, General Medical Inc., Spider Acquisition Corporation and the Selling Stockholders; (iii) the certificates, dated February 24, 1997, representing, in the aggregate, 2,791,738 shares of Common Stock registered in the respective names of the Selling Stockholders;
(iv) the Restated Certificate of Incorporation of the Company, as in effect on January 28, 1997 and the date hereof; (v) the By-Laws of the Company, as in effect on January 28, 1997 and the date hereof; and (vi) certain resolutions of the Board of Directors of the Company relating to the Merger Agreement and the transactions contemplated thereby. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

  In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

  I am admitted to the Bar of the State of California and do not express any opinion as to any laws other than the General Corporation Law of the State of Delaware.

  Based upon and subject to the foregoing, I am of the opinion that the issuance and sale of the Shares was duly authorized and that the Shares were validly issued and are fully paid and non-assessable.

  I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me in the Registration Statement under the caption "Legal Matters." In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                          Very truly yours,

                                          /s/ Ivan D. Meyerson
                                          _____________________________________
                                          Ivan D. Meyerson